EXHIBIT 99.1
Booking.com Updates Expected Timing for European Commission DMA Notification

AMSTERDAM, 4 July 2023 - Booking.com confirmed today that it remains engaged in constructive discussions with the European Commission on the applicability of the Digital Markets Act (“DMA”) to its business, and looks forward to continuing this dialogue. With respect to the July 3, 2023 deadline for companies to notify as to whether they fall under the gatekeeper presumption under the DMA, Booking.com has determined that due to the negative impact of COVID-19 on its business, it does not meet the criteria set out in the regulation and as a result the regulation does not require the submission of a formal notification. This has been communicated to and discussed with the European Commission. The company expects that these thresholds will likely be met at the end of 2023, in which case the company would expect to notify the European Commission of that fact within the required deadlines.

About Booking.com:
Part of Booking Holdings Inc. (NASDAQ: BKNG), Booking.com’s mission is to make it easier for everyone to experience the world. By investing in the technology that helps take the friction out of travel, Booking.com’s marketplace seamlessly connects millions of travelers with memorable experiences every day. For more information, follow @bookingcom on social media or visit globalnews.booking.com.

Information About Forward-Looking Statements
This press release may contain forward-looking statements, which reflect the views of management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. For a discussion of risk factors that could cause actual results to differ materially from those described in the forward-looking statements included in this press release, refer to Booking Holdings Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Source: Booking Holdings
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